UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2021

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip code)

(702) 693-7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock (Par Value $0.01)	MGM	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 §CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

As previously disclosed, on June 30, 2021, MGM Resorts International (the “Company”) entered into (i) an Equity Purchase Agreement (the “EPA”) with MGM CC Holdings, Inc., a Nevada corporation and wholly owned subsidiary of the Company (“IW Purchaser”), and Infinity World Development Corp, a Nevada corporation (“Seller”), pursuant to which the Company, through IW Purchaser, will purchase the 50% membership interest in CityCenter Holdings, LLC (“Holdings”) held by Seller and (ii) a Master Transaction Agreement (the “MTA”) with CityCenter Land, LLC, a Nevada limited liability company and wholly owned subsidiary of Holdings (“MTA Seller”) and Ace Purchaser LLC, a Delaware limited liability company and an affiliate of Blackstone (“MTA Purchaser”).

Equity Purchase Agreement

The transactions contemplated by the EPA closed on September 27, 2021 (the “EPA Closing Date”), as a result of which, among other things, the Company, through IW Purchaser, acquired the 50% membership interest in Holdings held by the Seller for cash consideration of $2.125 billion (the “Equity Purchase”). As a result of the consummation of the Equity Purchase, Holdings became an indirect wholly owned subsidiary of the Company.

The representations, warranties and covenants contained in the EPA were made only for purposes of the EPA and as of the specific date (or dates) set forth therein, were solely for the benefit of the parties to such agreement and are subject to certain limitations as agreed upon by the contracting parties. In addition, the representations, warranties and covenants contained in the EPA may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries of the EPA and should not rely on the representations, warranties and covenants contained therein, or any descriptions thereof, as characterizations of the actual state of facts or conditions of the Company.

The foregoing description of the EPA does not purport to be complete and is qualified in its entirety by reference to the full text of the EPA, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “Commission”) on June 30, 2021, and is incorporated herein by reference. All capitalized terms used herein and not otherwise defined have the meaning given to such terms in the EPA.

Master Transaction Agreement

As previously disclosed, on June 30, 2021, the Company and MTA Seller entered into the MTA with MTA Purchaser, which provides for, among other things, (i) the transfer by certain subsidiaries of the Company of the real estate assets related to the Aria Las Vegas (the “Aria Property”) to a wholly-owned subsidiary of MTA Seller (“Aria PropCo”) and (ii) the transfer by certain subsidiaries of the Company of the real estate assets related to the Vdara Las Vegas (the “Vdara Property” and, together with the Aria Property, collectively, the “Property”) to a wholly-owned subsidiary of MTA Seller (“Vdara PropCo” and, together with Aria PropCo, collectively, “PropCo” or the “Landlord”). The Landlord will lease the Property to a newly formed wholly-owned subsidiary of the Company (the “Tenant”), and the Tenant will in turn sublease the Aria Property and the Vdara Property to the subsidiaries of Holdings that currently operate such properties.

The transactions contemplated by the MTA closed on September 28, 2021 (the “MTA Closing Date”), as a result of which, among other things, MTA Purchaser acquired all membership interests in PropCo for total cash consideration of $3.89 billion. In connection with the MTA closing, Holdings repaid all outstanding loans under the Holdings Credit Agreement, dated as of April 18, 2017 (as amended to date), among Holdings, the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent.

The representations, warranties and covenants contained in the MTA were made only for purposes of the MTA and as of the specific date (or dates) set forth therein, were solely for the benefit of the parties to such agreement and are subject to certain limitations as agreed upon by the contracting parties. In addition, the representations, warranties and covenants contained in the MTA may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries of the MTA and should not rely on the representations, warranties and covenants contained therein, or any descriptions thereof, as characterizations of the actual state of facts or conditions of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the MTA Closing Date, which subsequent developments may not be reflected in the Company’s public disclosure.

The foregoing description of the MTA does not purport to be complete and is qualified in its entirety by reference to the full text of the MTA, a copy of which is filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K, filed with the Commission on June 30, 2021, and is incorporated herein by reference. All capitalized terms used herein and not otherwise defined have the meaning given to such terms in the MTA.

Item 1.01. Entry into a Material Definitive Agreement

Lease

In connection with the transactions contemplated by the MTA, on the MTA Closing Date, the Tenant entered into a lease with the Landlord (the “Lease”) pursuant to which the Property was leased to the Tenant. The Lease has an initial base rent of $215 million per annum (the “Rent”) for a term of thirty years with three ten-year renewal options. The Rent will escalate annually throughout the term of the lease at a rate of 2% per annum for the first fifteen years and thereafter equal to the greater of 2% and the CPI increase during the prior year subject to a cap of 3%. In addition, the Lease requires that the Tenant be obligated to spend a specified percentage of net revenues over a rolling five-year period at the Property on capital expenditures and for the Tenant and the Company to comply with certain financial covenants, which, if not met, will require the Tenant to maintain cash security or provide one or more letters of credit in favor of the Landlord in an amount equal to the rent for the succeeding one-year period. The Company has also provided a guarantee of Tenant’s obligations under the Lease.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease filed as Exhibit 10.1 hereto. Exhibits and schedules that have been excluded from the text of the Lease attached hereto will be supplementally furnished to the Commission upon request.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure under the Introductory Note and Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

Exhibit No.	Description

2.1	Equity Purchase Agreement by and between MGM CC Holdings, Inc., Infinity World Development Corp and, solely for purposes of Article X thereof, MGM Resorts International, dated as of June 30, 2021 (incorporated by reference to Exhibit 2.1 of MGM Resort International’s Current Report on Form 8-K filed with the Commission on June 30, 2021).*

2.2	Master Transaction Agreement by and among MGM Resorts International, CityCenter Land, LLC and Ace Purchaser LLC, dated as of June 30, 2021 (incorporated by reference to Exhibit 2.2 of MGM Resort International’s Current Report on Form 8-K filed with the Commission on June 30, 2021).*

10.1	Master Lease by and among Ace A PropCo LLC, Ace V PropCo LLC and MGM Lessee III, LLC, dated as of September 28, 2021*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. MGM Resorts International agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2021

MGM Resorts International

By:	/s/ Jessica Cunningham
Name: Jessica Cunningham Title: Senior Vice President, Legal Counsel and Assistant Secretary